EXHIBIT 10.1

TERMS OF PERFORMANCE SHARE UNIT AWARD AGREEMENT
WITH CERTAIN EXECUTIVE OFFICERS

The form of Performance Share Unit Award Agreement (the “Agreement”), filed as Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, contains blanks where the grantee's name, target number of shares, grant date, vesting date, performance measurement period, shortened performance measurement period start date, and months in term provided under the Agreement vary for each executive.

On March 16, 2020, performance share awards were granted providing certain executives the opportunity to earn common stock, the number of which is determined pursuant to, and subject to the attainment of performance goals. The performance share awards were granted with a term of 36 months and vest on March 16, 2023. The performance period start date was January 1, 2020 thereby making the performance period January 1, 2020 through December 31, 2022. The target number of shares for each executive awarded performance shares on March 16, 2020 is listed below.

Executive Officer	Target number of shares
Edward O. Handy, III	11,050
Mark K.W. Gim	5,340
Ronald S. Ohsberg	4,150
Kristen L. DiSanto	3,690
James M. Hagerty	3,690
Mary E. Noons	3,690
Kathleen A. Ryan	3,690
William K. Wray	3,690
Dennis L. Algiere	2,630
Debra A. Gormley	2,630
Maria N. Janes	2,630